Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to the Annual Report on Form 10-K/A of NF Energy Saving Corporation (the “Company”) for the fiscal year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lihua Wang certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the fiscal year ended December 31, 2012.

Date: October 22, 2013	/s/ Lihua Wang
Lihua Wang
Chief Executive Financial Officer
( Principal Financial Officer )

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to NF Energy Saving Corporation and will be retained by NF Energy Saving Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

This written statement accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission, and will not be incorporated by reference into any filing of NF Energy Saving Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.